UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2008

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2008, the Federal Home Loan Bank of Atlanta (the "Bank") declared elected F. Gary Garczynski and LaSalle D. Leffall, III, each an incumbent director, in the Bank's 2008 election of independent directors.

Messrs. Garczynski and Leffall will begin serving their four-year terms on January 1, 2009. The Bank has not yet determined on which committees each of them will serve beginning in 2009. The Bank conducted the director election in accordance with the provisions of the Federal Home Loan Bank Act and the rules and regulations of the Federal Housing Finance Agency.

Like all other of the Bank's directors, Messrs. Garczynski and Leffall will be entitled to compensation pursuant to the Bank's Directors' Compensation Policy. They also will be entitled to participate in the Bank's Non-qualified Deferred Compensation Plan, under which each Bank director has the opportunity to defer all or a portion of the amount of his compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: December 18, 2008	By: /s/ Jill Spencer________
Jill Spencer
Executive Vice President,
General Counsel and
Chief Strategy Officer